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                                                                    EXHIBIT 10.2



                           W. R. Hambrecht & Co., LLC
                              550 Fifteenth Street
                             San Francisco, CA 94103


                                                               December 29, 1998


Interlinq Software Corporation
12000 N.E. 24th Street
Bellevue, WA  98005

Terlin, Inc.
c/o W. R. Hambrecht & Co., LLC
550 Fifteenth Street
San Francisco, CA  94103

Ladies and Gentlemen:

         We understand that Interlinq Software Corporation ("Interlinq") and Terlin, Inc. ("MergerCo") intend to enter into an Agreement and Plan of Merger of even date herewith (the "Agreement") relating to a leveraged recapitalization pursuant to which the ownership of a majority of the outstanding shares of Interlinq will be transferred.

         1. If Interlinq terminates the Agreement pursuant to Section 8.1(h) thereof, W.R. Hambrecht & Co., LLC ("WRH") hereby covenants to invest such amount of funds in Common Stock of MergerCo as may be necessary to provide that a minimum of $625,000 is available to satisfy any claims of Interlinq against MergerCo, as contemplated by Section 8.3(a) of the Agreement.

         2. The covenant set forth in Paragraph 1 shall constitute the entirety of WRH's obligations to Interlinq in the event of a termination of the Agreement by Interlinq pursuant to Section 8.1(h) thereof, and Interlinq shall have no further rights against WRH (based on an alter ego theory or otherwise), except as may be expressly set forth in a separate written agreement.

         3. For purposes of this letter agreement only, if Interlinq could terminate the Agreement under Section 8.1(b) thereof as well as Section 8.1(h) thereof, Interlinq shall be deemed to have terminated the Agreement under
Section 8.1(h). The immediately preceding sentence shall apply only to the rights and obligations of Interlinq, MergerCo and WRH under this letter agreement and shall have no effect on, or application to, any of their rights or obligations under the Agreement.


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Interlinq Software Corporation
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         This letter is solely for use by you and may not be disclosed, except with our prior written consent, to anyone other than representatives of Interlinq and as may be required for compliance with the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         Please indicate your agreement by countersigning and returning a copy of this letter.

                                        Very truly yours,
                                        W.R. HAMBRECHT & CO., LLC


                                        By: /s/ J. D. DELAFIELD
                                           -------------------------------------
                                           J. D. Delafield, Partner


Agreed and Accepted:

TERLIN, INC.

By: /s/ J. D. DELAFIELD
    ----------------------------------------
    J. D. Delafield, President



INTERLINQ SOFTWARE CORPORATION


By: /s/ JIRI NECHLEBA
    ----------------------------------------

Title: President and Chief Executive Officer
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